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                                                                Exhibit 99.1

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors,
AMSCO International, Inc.:

We have audited the accompanying consolidated balance sheets of AMSCO International, Inc. (a Delaware corporation) and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMSCO International, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.




Pittsburgh, Pennsylvania,                                  ARTHUR ANDERSEN LLP
January 31, 1996 (except with
respect to the matter discussed
in Note 18, as to which the date
is March 21, 1996.)